Exhibit 99.1

News release

QLT PROVIDES UPDATE ON MERGER WITH INSITE VISION INCORPORATED

For Immediate Release	August 10, 2015

VANCOUVER, CANADA — QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) announces that it has been advised by InSite Vision Incorporated (“InSite Vision”) that InSite Vision has received an unsolicited offer from a multi-national pharmaceutical company to acquire all of the issued and outstanding shares of InSite Vision (the “Proposal”). InSite Vision has further advised QLT that the board of directors of InSite Vision is reviewing the Proposal, and has not changed its recommendation with respect to the proposed merger with QLT pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) among QLT, InSite Vision, and Isotope Acquisition Corp., dated June 8, 2015. The Merger Agreement continues in full force and effect.

QLT’s board of directors reaffirms its support for the merger with InSite Vision pursuant to the Merger Agreement and believes that such a transaction continues to be in the best interests of QLT.

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ Stock Market (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our website at www.qltinc.com.

Important Information For Investors And Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the transactions referred to in this material, the Company has filed a registration statement on Form S-4 with the SEC containing a proxy statement of InSite Vision that also constitutes a preliminary prospectus of the Company. After the registration statement is declared effective InSite Vision will mail a definitive proxy statement/prospectus to stockholders of InSite Vision. This material is not a substitute for the proxy statement/prospectus or registration statement or for any other document that the Company or InSite Vision may file with the SEC and send to the Company’s and/or InSite Vision’s stockholders in connection with the proposed transactions. INVESTORS AND SECURITY HOLDERS OF QLT AND INSITE VISION ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain free copies of the proxy statement/prospectus (when available) and other documents filed with the SEC by the Company or InSite Vision through the website maintained by the SEC at http://www.sec.gov and, in the Company’s case, also on the System for Electronic Document Analysis Retrieval (“SEDAR”) website maintained by the Canadian Securities Administrators at www.sedar.com. QLT shareholders may also obtain these documents, free of charge, from the Company’s website at www.qltinc.com under the heading “Investors” and then under the heading “Proxy Circulars” or upon request directly to the Company to the attention of “QLT Investor Relations,” 887 Great Northern Way, Suite 250, Vancouver, British Columbia, Canada, V5T 4T5.  Copies of the documents filed with the SEC by InSite Vision are available free of charge on InSite Vision’s website at www.InSiteVision.com or by contacting InSite Vision at 510-747-1220.

QLT and InSite Vision and certain of their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies with respect to the proposed transactions under the rules of the SEC. Information about the directors and executive officers of QLT is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 26, 2015. Information about the directors and executive officers of InSite Vision is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 18, 2015. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, have been included in the proxy statement and other relevant materials filed with the SEC.

QLT Inc. Contacts:

For Investors:

Andrea Rabney or David Pitts

Argot Partners

P: 212-600-1902

andrea@argotpartners.com

david@argotpartners.com

For Media:

Chuck Burgess or Mike Pascale

Abernathy MacGregor

P:212-371-5999

clb@abmac.com

mmp@abmac.com